EXHIBIT 10.1

CONVERTIBLE LOAN AGREEMENT

         This Agreement is dated as of April 3, 2013 by and between Mister Goody, Inc. (“Mister Goody”), a Florida Company located at 7877 Emerald Winds Circle, Boynton Beach, Florida 33473 ( Borrower ) and Snack Um, LLC, a Florida limited liability company located at 2161 Palm Beach Lakes Boulevard, # 304, West Palm Beach, FL 33409 ( Lender )

         Whereas Mister Goody is a company involved in providing management consulting services to The Naked Edge, LLC, a partially owned subsidiary;

        Whereas Mister Goody requires funding for general working capital and to increase its investment in The Naked Edge, LLC;

         Whereas Mister Goody wishes to borrow from Snack Um LLC, and Snack Um LLC wishes to lend to Mister Goody, a total amount of US$ 250,000 (Two Hundred Fifty Thousand US Dollars) in the form of a convertible loan.

         Parties agree as follows:

1.       TOTAL AMOUNT OF LOAN

        1.1.     The total amount of the loan is US$ 250,000 (Two Hundred Fifty Thousand US Dollars)

        1.2.     Snack Um LLC is under no further obligation to advance any additional funds to Mister Goody

2.       TERM OF THE LOAN

          2.1    The Term of the Loan shall be 3 years from the date of receipt of the funds.

3.       DELIVERY OF FUNDS BY SNACK UM LLC

         3.1.   Snack Um LLC will provide for a transfer to the bank account of Mister Goody, Inc. the amount of US$ 250,000 on or before April 3, 2013. Mister Goody will acknowledge receipt of that amount and acknowledge owing US$ 250,000 to Snack Um LLC, with reference to the present Agreement and by way of a Promissory Note (see Appendix A).

4.     INTEREST

        4.1.     The loan shall bear a rate of interest of 8% (Eight Percent) Per Annum

        4.2.    The interest on the loan shall be paid on a quarterly basis by check made payable to Snack Um LLC at the address stated above.

5.       CONVERSION

         5.1.     Conversion at the Option of Snack Um LLC

                  At the sole option of Snack Um LLC, all or part of the unpaid principal then outstanding may be converted into shares of common stock of Mister Goody, at any time starting from the day after payment according to Section 3.1 until Due Date, provided that  Snack Um LLC gives a thirty day notice in writing.

         5.2.     CONVERSION PRICE

                   Snack Um LLC may convert the principal balance outstanding into shares of common stock at a price of $0.10 per share of Mister Goody. Snack Um LLC may convert the entire principal outstanding at any time. Snack Um LLC may convert part of the principal outstanding in increments of $50,000 or more at any time.

6.      REPAYMENT

         6.1.     Should Snack Um LLC elect to not convert the principal into common shares of Mister Goody then Mister Goody will repay the principal amount outstanding and any outstanding interest on the 3rd year anniversary of receiving the loan.

         6.2.     Snack Um LLC may elect to demand repayment with four months of written notice. Notwithstanding the foregoing, Mister Goody shall not be obligated to repay any part of the principal amount outstanding before the 2nd year anniversary of receiving the loan.

         6.3     Mister Goody may repay any part of the outstanding principal at any time with no prepayment penalty. However, Mister Goody shall provide Snack Um LLC with 14 days written notice prior to repayment, during which time Snack Um LLC may elect to convert into common shares the outstanding principal due.

7.      REPRESENTATIONS AND WARRANTIES OF MISTER GOODY

The Company hereby represents and warrants to Purchaser that:

         7.1.     Organization; Qualification.

The Company is a Florida company duly organized, validly existing and in good standing under the laws of Florida and has the actual authority to enter into and execute this Agreement.

         7.2.     Company Assets and Liabilities.

The company’s quarterly financial statements as filed with the Securities and Exchange Commission are materially complete and accurate.  The Company holds clear, good and marketable title to all of its assets.

         7.3.     No Conflicts.

Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any governing or constitutional document, contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound.

         7.4.     Compliance with Laws.

To the best of the Company’s knowledge, the Company is in material compliance in all respects with all applicable laws, rules, regulations, orders, licenses or judgments. Furthermore, the Company’s entry into and performance of this Agreement and the transactions contemplated hereby do not and will not conflict (i) with any law or regulation or any official or judicial order or treaty in the United States, or (ii) with any agreement, contract or other arrangement or document to which the Company is a party to or which is binding upon the Company or any of its assets, nor will the Company’s entering into this Agreement result in the creation or imposition of any Encumbrance on any of the Company’s assets pursuant to the provisions of any such agreement, contract or other arrangement or document.

8.

REPRESENTATIONS AND WARRANTIES OF LENDER

 Snack Um LLC hereby represents and warrants to the Company as follows:

         8.1     No Conflicts.

Neither the execution and delivery of this Agreement nor the consummation by Snack Um LLC of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any governing or constitutional document, contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which Lender is a party or by which Snack Um LLC  is bound.

         8.2     Investment Purposes.

Snack Um LLC has such knowledge, experience, and sophistication in investment, financial, and business matters that it is capable of evaluating the merits and risks of its investment. Snack Um LLC is able to bear the economic risk of its investment in the Company under this Agreement, can afford a complete loss of such investment and understands that no market for the convertible note now exists and that such market may not hereafter develop.

9.       Liability of members and managers of Snack Um LLC

None of the managers of members of Snack Um LLC shall have any personal liability with respect to this transaction or the operation of the business of Mister Goody.

10.       Attorney's Fees

         Notwithstanding anything to the contrary herein, if the principal is not paid in full when due, Mister Goody hereby agrees to pay to Snack Um LLC, in addition to such amount owed to pursuant to the loan, all costs and  expenses  of collection, including a reasonable sum for  attorney’s fees.

11.      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, United States:

12.      Arbitration:

In the event a dispute shall arise between the parties to this contract, it is hereby agreed that the dispute shall be referred to for arbitration in accordance with the American Arbitration Association Rules of Mediation and Arbitration

13.      Further Assurance:

The Company and Snack Um LLC shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.      Accredited Investor Status:

Snack Um LLC represents that Snack Um LLC:

[ x ] IS an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the Subscriber is able to bear the economic risk of an investment in the Notes, or

[    ] is NOT an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the Subscriber is able to bear the economic risk of an investment in the Notes.

An "accredited investor" is:

•

a bank, insurance company, registered investment company, business development company, or small business investment company;

•

an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

•

a charitable organization, corporation or partnership with assets exceeding $5 million;

•

a director, executive officer, or general partner of the company selling the securities;

•

a business in which all the equity owners are accredited investors;

•

Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

•

a natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

•

a trust with assets of at least $5 million, not formed to acquire the securities offered, and whose purchases are directed by a sophisticated person.

/s/ Michael Tannenbaum

/s/ Joel Arberman

________________________                                           __________________

Snack Um LLC

Mister Goody Inc

Michael Tannenbaum

Joel Arberman

Managing Member

Managing Member

Appendix A to Convertible Loan Agreement

 Promissory Note
(Installment Payments)

Borrower:   Mister Goody, Inc. (“Mister Goody”), a Florida Company

7877 Emerald Winds Circle, Boynton Beach,

Florida 33473

(“Borrower”)

Lender:

Snack Um LLC, A Florida Limited Liability Company

2161 Palm Beach Lakes Boulevard, Suite 304

West Palm Beach FL 33409

(“Lender”)

I.

Promise to Pay

Borrower agrees to pay Lender the total amount of $250,000 (US Dollars Two Hundred Fifty Thousand), together with interest payable on the unpaid principal at the rate of 8% per annum.

Payment will be delivered to Lender to above address or other address mutually agreed upon both parties.

II.

Repayment / Interest

The amounts owed under this Promissory Note will be repaid in equal installments of $5,000 made every Quarter.  The first payment will be due on June 30, 2013.  All payments shall be first applied to interest and the balance to principal.

Unsecured Promissory Note
(Installment Payments)

III.

CONVERSION

At the sole option of Lender, all or part of the unpaid principal then outstanding may be converted into shares of common stock of Borrower, at any time provided that  Lender gives a thirty day notice in writing. Lender may convert part of the principal outstanding in increments of $50,000 or more at any time.

Lender may convert the principal balance outstanding into shares of common stock at a price of $0.10 per share of Borrower.

IV.

Late Payment Fees

If Borrower defaults in payment by more than 15 days of the time set forth herein, then Borrower shall pay an additional late fee in the amount of 1% per month.

V.

Additional Costs

In case of default in the payment of any principal or interest of this Promissory Note, Borrower will pay to Lender such further amount as will be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney's fees, expenses, and disbursements.  These costs will be added to the outstanding principal and will become immediately due.

VI.

Transfer of the Promissory Note

Borrower hereby waives any notice of the transfer of this Note by Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note.

VII.

Amendment; Modification; Waiver

No amendment, modification or waiver of any provision of this Promissory Note or consent to departure therefrom shall be effective unless by written agreement signed by both Borrower and Lender.

Unsecured Promissory Note
(Installment Payments)

VIII.

Successors

The terms and conditions of this Promissory Note shall inure to the benefit of and be binding jointly and severally upon the successors, assigns, heirs, survivors and personal representatives of Borrower and shall inure to the benefit of any holder, its legal representatives, successors and assigns.

IX.

Breach of Promissory Note

No breach of any provision of this Promissory Note shall be deemed waived unless it is waived in writing.  No course of dealing and no delay on the part of Lender in exercising any right will operate as a waiver thereof or otherwise prejudice Lender's rights, powers, or remedies.  No right, power, or remedy conferred by this Promissory Note upon Lender will be exclusive of any other rights, power, or remedy referred to in this Note, or now or hereafter available at law, in equity, by statute, or otherwise.

X.

Governing Law

The validity, construction and performance of this Promissory Note will be governed by the laws of State of Florida, excluding that body of law pertaining to conflicts of law.  Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this agreement in its entirety.

Borrower Signature:

/s/ Joel Arberman

Mister Goody Inc

Lender Signature:

/s/ Michael Tannenbaum

Snack Um LLC

Date: 4/3/2013

Unsecured Promissory Note
(Installment Payments)

Certificate of Acknowledgment of Notary Public

State of _______________________________

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ss

County of _____________________________

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On _____________________, before me, ______________________________, a notary public in and for said state, personally appeared ___________________ ________________________, known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the same in his or her authorized capacity and that by his or her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

_____________________________________

Notary Public for the State of ______________

My commission expires __________________

[NOTARY SEAL]

Unsecured Promissory Note
(Installment Payments)